Exhibit 99.1

   Guess?, Inc. Reports Fourth Quarter and Full Year 2003 Financial Results

         Fourth Quarter EPS $0.27 Compared to Loss of $0.11 Per Share in Fourth Quarter Last Year Including Charges in Both Quarters

    LOS ANGELES, Feb. 19 /PRNewswire-FirstCall/ -- Guess?, Inc. (NYSE: GES) today reported financial results for the fourth quarter and fiscal year ended December 31, 2003.

    Fourth Quarter Results
    For the fourth quarter of 2003, the Company reported net earnings of $11.8 million, or diluted earnings of $0.27 per share, compared to a net loss of $4.6 million, or a diluted loss of $0.11 per share, for the fourth quarter of 2002. The 2003 fourth quarter results include impairment charges of $1.6 million, or $0.9 million net of tax, or $0.02 per diluted share, of which $1.2 million relate to the Company's fourth quarter decision to close its 10 underperforming kids' stores. The 2002 fourth quarter results include restructuring, impairment and severance charges of $8.5 million, or $6.1 million net of tax, or $0.14 per diluted share, associated with various actions the Company took to lower future operating costs.
    Carlos Alberini, President and Chief Operating Officer, commented, "Guess? capped off 2003 with an excellent performance in the fourth quarter. Results were driven by higher sales and a significant gross margin increase in the period coupled with continued cost control, which resulted in an SG&A rate improvement of over 500 basis points. Our retail segment generated the greatest gains, with operating income up by $15.4 million, or 160.4%, a testament to the leverage of our retail business model and its significant opportunity for growth. We have entered 2004 with an improved balance sheet. Cash and restricted cash at year-end 2003 totaled $71.7 million, inventories were down 12.7% from a year ago, and total debt was 16.6% lower than the prior year-end. We have strong business momentum and look forward to building on our progress in the future."
    Total net revenue for the fourth quarter of 2003 increased 19.1% to $199.3 million from $167.4 million in the fourth quarter of 2002. The Company's retail stores, including those in Canada, generated revenues of $154.2 million in the 2003 fourth quarter, a 17.7% increase from $130.9 million reported in the same period a year ago. Comparable store sales increased 11.7% during the fourth quarter of 2003 from the year-ago period. Net revenue from the Company's wholesale segment increased 29.7% to $34.2 million in the fourth quarter of 2003 from $26.4 million in the year-ago period. Licensing segment net revenue increased 8.3% to $10.9 million in the 2003 fourth quarter from $10.1 million in the fourth quarter last year.

    Full Year 2003 Results
    For the full year ended December 31, 2003, the Company reported net earnings of $7.3 million, or diluted earnings of $0.17 per share, versus a net loss of $11.3 million, or a diluted loss of $0.26 per share, in the comparable 2002 period. The 2003 results include impairment and severance charges of $2.4 million, or $1.4 million net of tax, or $0.03 per diluted share. The 2002 results include litigation settlement proceeds of $4.3 million, or $2.9 million net of tax, or $0.07 per diluted share, and restructuring, impairment and severance charges of $9.2 million, or $6.2 million net of tax, or $0.14 per diluted share.
    Total net revenue for 2003 increased 9.2% to $636.6 million from $583.1 million in 2002. The Company's retail stores, including those in Canada, generated revenue of $447.7 million for 2003, an increase of 16.4% from $384.5 million for last year. Comparable store sales increased 9.3% for the 2003 year. Net revenue from the Company's wholesale segment decreased 6.6% to $149.1 million in 2003 from $159.6 million in 2002. Licensing segment net revenue for 2003 increased 1.8% to $39.8 million from $39.0 million for the prior year.

    The Company will hold a conference call at 4:30 pm (ET) on February 19, 2004 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.guess.com via the "Investor's Info" link from the "Guess, Inc." section of the site. The webcast will be archived on the website.

    Guess?, Inc. designs, markets, distributes and licenses one of the world's leading lifestyle collections of contemporary apparel, accessories and related consumer products.

    Except for historical information contained herein, certain matters discussed in this press release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods and other future events to differ materially from what is currently anticipated. Factors which may cause actual results in future periods to differ from current expectations include, among other things, the continued availability of sufficient working capital, the successful integration of new stores into existing operations, the continued desirability and customer acceptance of existing and future product lines (including licensed product lines), possible cancellations of wholesale orders, the success of competitive products, and the availability of adequate sources of capital. In addition to these factors, the economic and other factors identified in the Company's most recent annual report on Form 10-K for the fiscal year ended December 31, 2002 including but not limited to the risk factors discussed therein, could affect the forward-looking statements contained herein and in the Company's other public documents.

    For further information, please contact Carlos Alberini, President & Chief Operating Officer, +1-213-765-3582, or Frederick G. Silny, SVP & Chief Financial Officer, +1-213-765-3289, both of Guess?, Inc.; or Wendi Kopsick, or Molly Morse, both of Kekst and Company, +1-212-521-4800, for Guess?, Inc.



                          Guess?, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                      (in thousands, except per share data)
                                   (Unaudited)

                                                   Three Months Ended
                                             December 31,      December 31,
                                                 2003              2002
                                               $        %        $        %
    Net revenue:
      Product sales                        $188,371   94.5%  $157,300   94.0%
      Net royalties                          10,914    5.5%    10,073    6.0%
                                            199,285  100.0%   167,373  100.0%

    Cost of product sales                   123,062   61.8%   110,323   65.9%

    Gross profit                             76,223   38.2%    57,050   34.1%

    Selling, general and administrative
     expenses                                52,366   26.2%    52,752   31.5%

    Litigation settlement                        --      --      (250)  (0.1%)

    Restructuring, impairment and
     severance charges                        1,579    0.8%     8,524    5.1%

    Earnings (loss) from operations          22,278   11.2%    (3,976)  (2.4%)

    Other (income) expense:
      Interest expense                        1,595    0.8%     2,603    1.6%
      Interest Income                           (34)     --      (136)  (0.1%)
      Other, net                                 --      --        (20)    --

    Earnings (loss) before income taxes
     (benefit)                               20,717   10.4%    (6,423)  (3.9%)

    Income taxes (benefit)                    8,910    4.5%    (1,800)  (1.1%)

    Net earnings (loss)                     $11,807    5.9%   $(4,623)  (2.8%)

    Net earnings (loss) per share:
      Basic                                   $0.27            $(0.11)

      Diluted                                 $0.27            $(0.11)

    Weighted number of shares outstanding:

      Basic                                  43,567            43,499

      Diluted                                44,149            43,499



                          Guess?, Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                      (in thousands, except per share data)
                                   (Unaudited)

                                                      Year Ended
                                            December 31,      December 31,
                                                2003              2002
                                              $        %        $         %
    Net revenue:
      Product sales                       $596,806   93.8%  $544,081    93.3%
      Net royalties                         39,779    6.2%    39,058     6.7%
                                           636,585  100.0%   583,139   100.0%

    Cost of product sales                  416,430   65.4%   383,806    65.8%

    Gross profit                           220,155   34.6%   199,333    34.2%

    Selling, general and administrative
     expenses                              197,130   31.0%   202,930    34.8%

    Litigation settlement                       --      --    (4,250)   (0.7%)

    Restructuring, impairment and
     severance charges                       2,425    0.4%     9,179     1.6%

    Earnings (loss) from operations         20,600    3.2%    (8,526)   (1.5%)

    Other (income) expense:
      Interest expense                       7,974    1.2%     9,444     1.6%
      Interest Income                         (134)     --      (313)      --
      Other, net                               (26)     --      (825)   (0.1%)

    Earnings (loss) before income taxes
     (benefit)                              12,786    2.0%   (16,832)   (3.0%)

    Income taxes (benefit)                   5,500    0.9%    (5,550)   (1.0%)

    Net earnings (loss)                     $7,286    1.1%  $(11,282)   (2.0%)

    Net earnings (loss) per share:
      Basic                                  $0.17            $(0.26)

      Diluted                                $0.17            $(0.26)

    Weighted number of shares
     outstanding:
      Basic                                 43,279            43,392

      Diluted                               43,558            43,392



                          Guess?, Inc. and Subsidiaries
                            Consolidated Segment Data
                                  (in thousands)
                                   (Unaudited)

                                       Three Months Ended      Year Ended
                                       December  December  December  December
                                          31,       31,       31,       31,
                                         2003      2002      2003      2002

    Net revenue:
      Retail operations                $154,178  $130,938  $447,693  $384,456
      Wholesale operations               34,193    26,362   149,113   159,625
      Licensing operations               10,914    10,073    39,779    39,058
                                       $199,285  $167,373  $636,585  $583,139

    Earnings (loss) from operations:
      Retail operations                 $24,945    $9,578   $32,370    $4,373
      Wholesale operations               (3,287)  (10,987)   (8,976)   (4,738)
      Licensing operations                9,106     7,861    32,281    29,092
      Corporate overhead (Note 1)        (8,486)  (10,428)  (35,075)  (37,253)
                                        $22,278   $(3,976)  $20,600   $(8,526)

     Note 1: Corporate overhead is net of proceeds from a litigation settlement of $4.3 million for the year ended December 31, 2002 and $0.3 million for the three months ended December 31, 2002.



                          Guess?, Inc. and Subsidiaries
                Selected Condensed Consolidated Balance Sheet Data
                                  (in thousands)
                                   (Unaudited)

                                                December 31,      December 31,
                                                   2003              2002

                                      ASSETS

    Cash and cash equivalents                       $67,163           $31,753

    Restricted cash                                   4,509                --

    Receivables, net                                 32,602            35,437

    Inventories, net                                 83,530            95,683

    Other current assets                             22,840            26,114

    Property and equipment, net                     114,403           128,097

    Other assets                                     37,718            32,448

      Total Assets                                 $362,765          $349,532


                       LIABILITIES AND STOCKHOLDERS' EQUITY

    Current installments of notes payable
     and long-term debt                             $13,931           $80,138

    Other current liabilities                        96,944            87,423

    Notes payable and long-term debt,
     excluding current installments                  54,161             1,480

    Other liabilities                                14,947            14,211

    Stockholders' equity                            182,782           166,280

      Total Liabilities and Stockholders' Equity   $362,765          $349,532



                          Guess?, Inc. and Subsidiaries
                      Condensed Consolidated Cash Flow Data
                                 (in thousands)
                                   (Unaudited)

                                                     Year Ended
                                                December 31,      December 31,
                                                    2003              2002

    Net cash provided by operating activities      $62,474           $29,589

    Net cash used in investing activities          (18,384)          (22,470)

    Net cash used in financing activities           (9,175)           (7,354)

    Effect of exchange rates on cash                   495               118

    Net increase (decrease) in cash and
     cash equivalents                               35,410              (117)

    Cash and cash equivalents at the
     beginning of the year                          31,753            31,870

    Cash and cash equivalents at the end
     of the period                                 $67,163           $31,753


    Supplemental information:

    Depreciation and amortization                  $34,944           $37,979

    Rent                                            59,151            53,147



                          Guess?, Inc. and Subsidiaries
                                Retail Store Data

                                                          Year Ended
                                                    December 31,  December 31,
                                                       2003          2002

    Number of stores at the beginning of the year      249            227

      Store openings                                    20             24

      Store closures                                    (4)            (2)

    Number of stores at the end of the year            265            249


    Total store square footage at the end
     of the year                                 1,372,000      1,277,000


SOURCE  Guess?, Inc.
    -0-                             02/19/2004
    /CONTACT: Carlos Alberini, President & Chief Operating Officer, +1-213-765-3582, or Frederick G. Silny, SVP & Chief Financial Officer, +1-213-765-3289, both of Guess?, Inc.; or Wendi Kopsick, or Molly Morse, both of Kekst and Company, +1-212-521-4800, for Guess?, Inc./
    /Web site:  http://www.guess.com /
    (GES)

CO:  Guess?, Inc.
ST:  California
IN:  REA FAS HOU
SU:  ERN MAV CCA